UNITED STATES SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 18, 2011

Tower Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50990	13-3894120
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
120 Broadway, 31st Floor
New York, NY 10271
(Address of principal executive offices)
(212) 655-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     The information reported under Item 5.02 below is incorporated into this Item 1.01 by reference.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     On October 18, 2011, Tower Group, Inc. (the “Company”) announced that William Dove, age 45, will join the Company as Senior Vice President and Chief Risk Officer on October 18, 2011 and will also become the Chief Actuary effective January 1, 2012, succeeding Joel S. Weiner. Mr. Weiner will retire from his position as Chief Actuary of the Company effective December 31, 2011, but will continue as Senior Vice President until March 31, 2012. Mr. Dove has entered into an employment agreement with the Company, a copy of which is filed with this report as Exhibit 99.1 and incorporated herein by reference.
     Prior to his position with the Company, Mr. Dove served as Chief Operating Officer and Chief Actuary of Brandywine Group Holdings since 2007. Prior to that, he served as Chief Technical Officer of ACE Risk Management from 2006 to 2007 and as President of ACE Financial Solutions from 2004 to 2006. He is a Fellow of the Casualty Actuarial Society, an Associate of the Society of Actuaries, a member of the American Academy of Actuaries and a Chartered Enterprise Risk Analyst. He holds an undergraduate degree from Haverford College.
Item 9.01. Financial Statements and Exhibits.
     The following exhibits are filed as part of this report.

Number	Description
99.1	Employment Agreement with William Dove effective October 18, 2011

SIGNATURES
     Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tower Group, Inc.

Registrant

Date: October 24, 2011	/s/ Elliot S. Orol

ELLIOT S. OROL
Senior Vice President,
General Counsel and Secretary